                                                                    EXHIBIT 10.1



                             UNIT PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                  VIASAT, INC.

                                       AND

                          WILDBLUE COMMUNICATIONS, INC.

                                DECEMBER 12, 2001

                                TABLE OF CONTENTS

1.  Definitions..............................................................1

2.  Purchase and Sale of the Units and the Closing...........................3

    (a)    Purchase and Sale of the Units....................................3
    (b)    The Closing.......................................................3
    (c)    Deliveries at the Closing.........................................3

3.  Representations and Warranties Concerning the Transaction................5

    (a)    Organization of the Seller........................................5
    (b)    Authorization of Transaction......................................5
    (c)    Noncontravention..................................................5
    (d)    Brokers' Fees.....................................................5
    (e)    Investment........................................................5
    (f)    The Units.........................................................6
    (g)    Tax Advice........................................................6
    (h)    Company Delivery..................................................6

4.  Representations and Warranties of the Buyer..............................6

    (a)    Organization of the Buyer.........................................6
    (b)    Authorization of Transaction......................................6
    (c)    Noncontravention..................................................7
    (d)    Brokers' Fees.....................................................7
    (e)    Investment........................................................7
    (f)    Tax Advice........................................................7

5.  Post-Closing Covenants...................................................7

    (a)    General...........................................................7
    (b)    Litigation Support................................................7
    (c)    Confidentiality...................................................8
    (d)    Intellectual Property.............................................8
    (e)    Escrow Agreement..................................................9
    (f)    Certain Taxes.....................................................9

6.  Remedies for Breaches of this Agreement..................................9

    (a)    Indemnification by the Seller.....................................9
    (b)    Limitations on Indemnification by the Seller......................9
    (c)    Indemnification by the Buyer.....................................10
    (d)    Limitation on Indemnification by the Buyer.......................10
    (e)    Notice; Defense of Claims........................................11
    (f)    Non-Exclusive Remedy.............................................11
    (g)    Indemnification Payments.........................................12

7.  Miscellaneous...........................................................12

    (a)    Press Releases and Public Announcements..........................12
    (b)    No Third-Party Beneficiaries.....................................12
    (c)    Entire Agreement.................................................12
    (d)    Succession and Assignment........................................12
    (e)    Counterparts.....................................................12
    (f)    Headings.........................................................13
    (g)    Notices..........................................................13
    (h)    Governing Law....................................................14
    (i)    Amendments and Waivers...........................................14
    (j)    Severability.....................................................14
    (k)    Expenses.........................................................14
    (l)    Construction.....................................................14
    (m)    Incorporation of Exhibits, Annexes and Schedules.................14
    (n)    Specific Performance.............................................15
    (o)    Mediation/Arbitration............................................15

                             UNIT PURCHASE AGREEMENT

        This Unit Purchase Agreement (this "Agreement") is entered into as of December 12, 2001 by and between ViaSat, Inc., a Delaware corporation (the "Buyer"), and Wildblue Communications, Inc., a Delaware corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

        The Seller owns the Units (as defined below) representing all of its equity interests in U.S. Monolithics, LLC, an Arizona limited liability company (the "Company").

        This Agreement contemplates a transaction in which (a) the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, the Units, (b) the Buyer will become a substitute member of the Company, and (c) the Buyer and the Seller will amend certain existing agreements by and between them, on the terms set forth herein.

        Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

        1. Definitions.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including arbitration costs, court costs and reasonable attorneys' fees and expenses.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

        "Agreement" has the meaning set forth in the preface above.

        "Buyer" has the meaning set forth in the preface above.

        "Buyer Indemnified Party" has the meaning set forth in Section 6(a) below.

        "Closing" has the meaning set forth in Section 2(b) below.

        "Closing Date" has the meaning set forth in Section 2(b) below.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" has the meaning set forth in the preface above.

        "Confidential Information" means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

        "D&L Agreement" has the meaning set forth in Section 3(h) below.

        "Escrow Agreement" means the Escrow Agreement in form and substance as set forth in Exhibit A hereto.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "New Development Agreement" means the Agreement for Satellite Modem and Wildblue Satellite Terminal and Satellite Modem Termination System Development, Production and Purchase by and between the Buyer and the Seller in form and substance as set forth in Exhibit B hereto.

        "Operating Agreement" means the Company's Amended and Restated Operating Agreement (as amended to date).

        "Party" has the meaning set forth in the preface above.

        "Patent Application" has the meaning set forth in Section 5(d) below.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Pledge Agreement" means the Pledge and Security Agreement in form and substance as set forth in Exhibit D hereto.

        "Purchase Price" has the meaning set forth in Section 2(a) below.

        "SEC" means the United States Securities and Exchange Commission.

        "Secured Note" means the secured promissory note in the aggregate principal amount of Six Million U.S. Dollars (US$6,000,000) in form and substance as set forth in Exhibit C-1 hereto.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest of any kind.

        "Seller" has the meaning set forth in the preface above.

        "Seller Indemnified Party" has the meaning set forth in Section 6(c) below.

        "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, membership interests, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax or similar charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

        "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "Units" means 16,153,846.15 Class B Units (as defined in the Operating Agreement).

        "Unsecured Note" means the unsecured promissory note in the aggregate principal amount of Five Hundred Thousand U.S. Dollars (US$500,000) in form and substance as set forth in Exhibit C-2 hereto.

        2. Purchase and Sale of the Units and the Closing.

                (a) Purchase and Sale of the Units. On and subject to the terms of this Agreement, the Buyer shall purchase from the Seller, and the Seller shall sell to the Buyer the Units, which Units represent all of the Seller's equity interests in the Company, for consideration of Ten Million U.S. Dollars (US$10,000,000) (the "Purchase Price") payable as follows: (i) the Secured Note,
(ii) the Unsecured Note, and (iii) a credit of Three Million Five Hundred Thousand U.S. Dollars (US$3,500,000) against the Seller's payment obligations to the Buyer under the New Development Agreement.

                (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Latham & Watkins, 12636 High Bluff Drive, Suite 300, San Diego, CA 92130 commencing at 9:00 a.m. local time on December 12, 2001, or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

                (c) Deliveries at the Closing.

                        (i) At the Closing, the Seller will deliver to the
Buyer:

                                (A) this Agreement duly executed by the Seller;

                                (B) certificates representing the Units, duly
                        endorsed in blank or accompanied by duly executed assignment documents provided, however, that certificates representing 9,692,307.69 of the Units duly endorsed in blank or accompanied by duly executed assignment documents shall be delivered to the Escrow Agent (as defined in the Escrow Agreement) by the Seller, on behalf of the Buyer, and shall be governed by the Escrow Agreement;

                                (C) an officer's certificate attaching
                        resolutions duly adopted by the Seller's board of directors approving this Agreement and the transactions contemplated hereby;

                                (D) an opinion, addressed to the Buyer, and
                        dated as of the Closing Date, in form and substance reasonably satisfactory to the Buyer;

                                (E) reasonable evidence that David M. Brown and
                        Thomas E. Moore have resigned as managers of the Company as of the Closing;

                                (F) reasonable evidence that the Company has
                        waived all rights of first offer with respect to the Units under Section 14.7 of the Operating Agreement;

                                (G) the New Development Agreement duly executed
                        by the Seller;

                                (H) the Pledge Agreement duly executed by the
                        Seller;

                                (I) the Escrow Agreement duly executed by the
                        Seller;

                                (J) the Patent Assignment in form and substance
                        as set forth in Exhibit E attached hereto duly executed by the Seller; and

                                (K) all other certificates, opinions,
                        instruments, and other documents reasonably required of the Seller to effect the transactions contemplated hereby, in each case reasonably satisfactory in form and substance to the Buyer.

                        (ii) At the Closing, the Buyer will deliver to the
                        Seller:

                                (A) this Agreement duly executed by the Buyer;

                                (B) the Secured Note and the Unsecured Note,
                        each duly executed by the Buyer;

                                (C) an officer's certificate attaching
                        resolutions duly adopted by the Buyer's board of directors approving this Agreement and the transactions contemplated hereby;

                                (D) an opinion, addressed to the Seller, and
                        dated as of the Closing Date, in form and substance reasonably satisfactory to the Seller;

                                (E) reasonable evidence that the Buyer has
                        agreed in writing to be bound by the Operating Agreement and to become a substitute member of the Company;

                                (F) the New Development Agreement duly executed
                        by the Buyer;

                                (G) the Pledge Agreement duly executed by the
                        Buyer;

                                (H) the Escrow Agreement duly executed by the
                        Buyer; and

                                (I) all other certificates, opinions,
                        instruments, and other documents reasonably required of the Buyer to effect the transactions contemplated hereby, in each case reasonably satisfactory in form and substance to the Seller.

        3. Representations and Warranties Concerning the Transaction. The Seller hereby represents and warrants to the Buyer that:

                (a) Organization of the Seller. The Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets.

                (b) Authorization of Transaction. The Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and subject to the limitations imposed by general equitable principles. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government, governmental agency or third party in order to consummate the transactions contemplated by this Agreement, other than such notices, filings, authorizations, consents and approvals the failure to obtain or make would not have a material adverse effect on the Buyer or the Company.

                (c) Noncontravention. Subject to the Company delivering the waiver contemplated by Section 2(c)(i)(F), neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

                (d) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                (e) Investment. The Seller (i) understands that the Secured Note and the Unsecured Note have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Secured Note and the Unsecured Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Secured Note and the Unsecured Note, and (v) is an Accredited Investor.

                (f) The Units. The Seller holds of record and owns beneficially the Units, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the Units (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Units. Upon the consummation of the transactions contemplated hereby, the Buyer will acquire good and marketable title to the Units, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands.

                (g) Tax Advice. The Seller has reviewed with its own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Seller is relying solely on such advisors and not on any statements or representations of the Company or the Buyer or any of their respective agents.

                (h) Company Delivery. The Company has delivered to the Seller the First Article Prototype in accordance with Section 1.2 of the Development and License Agreement dated March 24, 2000 between iSKY, Inc. (now known as the Seller) and the Company (the "D&L Agreement") that meets all requirements and specifications under the D&L Agreement. The Company is not in default under, or in breach of, the D&L Agreement.

        4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that:

                (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to carry on its business as currently conducted and to own, lease, use and operate its assets.

                (b) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and subject to the limitations imposed by general equitable principles. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, other than such notices, filings, authorizations, consents and approvals the failure to obtain or make would not have a material adverse effect on the Seller.

                (c) Noncontravention. Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                (d) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                (e) Investment. The Buyer (i) understands that the Units have not been, and will not be registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act, including without limitation, the fact that the Buyer may not be able to sell the Units pursuant to Rule 144 unless current information about the Company is available to the public, which information is not now available and there are no present plans to make such information available, (iii) is not acquiring the Units with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, (iv) is a sophisticated investor with knowledge and experience in business and financial matters, (v) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Units, (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Units, and (vii) is an Accredited Investor.

                (f) Tax Advice. The Buyer has reviewed with its own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Buyer is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

        5. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

                (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below).

                (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this

Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6 below).

                (c) Confidentiality. The Seller will treat and hold as such all Confidential Information, refrain from using any Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information that are in its possession (except as permitted under existing agreements between the Seller and the Company). In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5(c). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure.

                (d) Intellectual Property. The Company filed U.S. Patent Application No. 09/810,995 dated March 16, 2001 (the "Patent Application") directed towards RF forward power detection method using DC current detection. The Company will provide a copy of the Patent Application to the Seller, and, as soon as reasonably practicable after the Closing Date but in no event later than ten (10) business days after receiving a copy of the Patent Application from the Company, the Seller shall provide access to the Patent Application to all of the Seller's current employees (and shall make commercially reasonable efforts to provide such access to the Seller's former employees), if any, who the Seller reasonably believes might have contributed or presented a claim for inventorship in the Patent Application. Within ten (10) business days of receipt of the Patent Application from the Company, the Seller shall identify all such employees that the Seller reasonably believes should be named as inventors on the Patent Application, if any. If there are such employees of the Seller who the Seller reasonably believes should be added as inventors on the Patent Application, the Seller shall promptly notify the Company in writing. The Seller shall assign, and shall ensure that all such inventors (if necessary) assign, all their rights, title, and interest in the Patent Application to the Buyer or the Company as designated in writing by the Buyer. If the Seller concludes that none of its employees should be added as inventors on the Patent Application, it shall so notify the Buyer promptly in writing. The Seller shall treat the Patent Application as Confidential Information, shall provide the Buyer a list of all employees who reviewed the Patent Application and shall return to the Company any and all copies of the Patent Application. The Seller shall use commercially reasonable efforts to ensure that none of its current or former employees or any other Person keeps any copies of the Patent Application.

                (e) Escrow Agreement. The Parties shall negotiate in good faith and enter into an escrow agreement on or prior to January 31, 2002, in form and substance reasonably acceptable to each Party to provide an escrow for any payment obligations of the Seller to the Buyer that will become due after January 31, 2002, upon the delivery to the Seller by the Buyer of certain items in accordance with Section 17.1 of the New Development Agreement, it being understood that the Buyer shall, on behalf of the Seller, deliver to the escrow agent identified in the escrow agreement the amount of any such obligation up to Five Hundred Thousand U.S. Dollars (US$500,000) and any such amount delivered to the escrow agent by the Buyer shall be offset against any amounts due to the Seller by the Buyer under the Unsecured Note.

                (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Seller when due, and the Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

        6. Remedies for Breaches of this Agreement.

                (a) Indemnification by the Seller. The Seller shall indemnify and hold the Buyer and its Affiliates, successors and assigns and Persons serving as officers, directors, partners, managers, stockholders, members, employees and agents thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any Adverse Consequences that may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                        (i) fraud, intentional misrepresentation or the willful
                breach of any representations, warranties or covenants of the Seller under this Agreement or in any certificate, Schedule, Annex or Exhibit delivered pursuant hereto; and

                        (ii) any breach of the representations and warranties
                set forth in Section 3 or any covenant, agreement or obligation of the Seller under this Agreement.

                (b) Limitations on Indemnification by the Seller. Anything contained in this Agreement to the contrary notwithstanding, the Liability of the Seller to provide any indemnification to any Buyer Indemnified Party and the right of the Buyer Indemnified Parties to indemnification under Section 6(a) shall be subject to the following provisions:

                        (i) No claims for indemnification shall be made under
                this Agreement against the Seller, and no indemnification shall be payable to any Buyer Indemnified Party, with respect to claims pursuant to Section 6(a)(ii) above, after the date that is one year following the Closing (except for those claims that were initiated prior to such one-year limitation).

                        (ii) In no event shall the maximum aggregate Liability
                of the Seller under Section 6(a)(ii) exceed the Purchase Price.

                        (iii) The Seller shall not be liable under Section
                6(a)(ii) until the amount otherwise due to the Buyer Indemnified Parties exceeds $100,000 in the aggregate, in which case the Seller will be liable to the applicable Buyer Indemnified Parties for the full amount due (including all amounts below $100,000); provided, however, that this Section 6(b)(iii) shall not apply to the Seller's payment obligations under Section 5(f).

                        (iv) Claims for indemnification with respect to matters
                set forth in Section 6(a)(i) shall not be subject to any of the limitations set forth in this Section 6(b).

                (c) Indemnification by the Buyer. The Buyer shall indemnify and hold the Seller and its Affiliates, successors and assigns and Persons serving as officers, directors, partners, managers, stockholders, members, employees and agents thereof (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any Adverse Consequences that may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                        (i) fraud, intentional misrepresentation or the willful
                breach of any representations, warranties or covenants of the Buyer under this Agreement or in any certificate, Schedule, Annex or Exhibit delivered pursuant hereto;

                        (ii) any breach of the representations and warranties
                set forth in Section 4 or any covenant, agreement or obligation of the Buyer under this Agreement; and

                        (iii) any Liability arising from or in connection with
                the ownership of the Units that arises after the Closing Date, except to the extent such Adverse Consequences are attributable to acts or circumstances occurring prior to the Closing Date.

                (d) Limitation on Indemnification by the Buyer. Anything contained in this Agreement to the contrary notwithstanding, the Liability of the Buyer to provide any indemnification to any Seller Indemnified Party and the right of the Seller Indemnified Parties to indemnification under Section 6(c) shall be subject to the following provisions:

                        (i) No claims for indemnification shall be made under
                this Agreement against the Buyer, and no indemnification shall be payable to any Seller Indemnified Party, with respect to claims asserted pursuant to Section 6(c)(ii) above, after the date that is one year following the Closing (except for those claims that were initiated prior to such one-year limitation).

                        (ii) In no event shall the maximum aggregate Liability
                of the Buyer under Section 6(c)(ii) exceed the Purchase Price.

                        (iii) The Buyer shall not be liable under Section
                6(c)(ii) until the amount otherwise due to the Seller Indemnified Parties exceeds $100,000 in the aggregate, in which case the Buyer will be liable to the Seller Indemnified Parties for the full amount due (including all amounts below $100,000); provided, however, that this Section 6(d)(iii) shall not apply to the Buyer's obligations under
                Section 6(c)(iii) above.

                        (iv) Claims for indemnification with respect to the
                matters set forth in Section 6(c)(i) shall not be subject to any of the limitations set forth in this Section 6(d).

                (e) Notice; Defense of Claims. An indemnified party shall make claims for indemnification hereunder by giving written notice thereof to the indemnifying party promptly on discovery and in any event within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or Liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or Liability being asserted, but the failure to do so shall not relieve the indemnifying party from any Liability except to the extent that it is materially prejudiced by the failure or delay in giving such notice. Such notice shall summarize the basis for the claim for indemnification and any claim or Liability being asserted by a third party. Within twenty (20) days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or Liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third-party claim or Liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate at its own expense in the defense of a third-party claim or Liability, directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third-party claim or Liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or Liability (with counsel selected by the indemnified party), and to compromise or settle it, with consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the third party claim or Liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

                (f) Non-Exclusive Remedy. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. No Seller Indemnified Party shall make any claim for indemnification against the Company by reason of the fact that he or it was a manager, officer, employee, member or agent of the Company or was serving at the request of the Company as a partner, manager, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, operating agreement, contract or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

                (g) Indemnification Payments. Any payments by a Party pursuant to Section 6 shall be considered an adjustment to the Purchase Price for all income and local tax purposes.

        7. Miscellaneous.

                (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its commercially reasonable efforts to advise the other Party prior to making the disclosure).

                (b) No Third-Party Beneficiaries. Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

                (c) Entire Agreement. This Agreement (including the Exhibits, Annexes and Schedules identified herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

                (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

                (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each Party shall accept the facsimile signature of the other Party hereto and shall be bound by its own facsimile signature; provided, however, that the Parties shall exchange original signatures by overnight mail.

                (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                (g) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Seller:

                      Wildblue Communications, Inc.
                      4600 South Syracuse, Suite 500
                      Denver, CO 80237
                      Fax No.: 720-554-7500
                      Attn: David Brown, General Counsel

               Copy to:

                      Brownstein Hyatt & Farber, P.C.
                      410 Seventeenth Street
                      22nd Floor
                      Denver, CO 80202
                      Fax No.: 303-223-0970
                      Attn: John L. Ruppert, Esq.

               If to the Buyer:

                      ViaSat, Inc.
                      6155 El Camino Real
                      Carlsbad, CA 92009-1699
                      Fax No.: 760-929-3926
                      Attn:  Keven K. Lippert, Esq.

               Copy to:

                      Latham & Watkins
                      12636 High Bluff Drive, Suite 300
                      San Diego, CA 92130-2071
                      Fax No.: 858-523-5450
                      Attn:  Craig M. Garner, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, or ordinary mail). Each such notice, request, demand, claim, or other communication shall be deemed to have been duly given

(i) if by fax, when such fax has been transmitted to the fax number set forth in this Section 7(g) and evidence of receipt is received or (ii) if given by any other means, upon delivery or refusal of delivery at the address set forth in this Section 7(g). Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

                (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

                (i) Amendments and Waivers. No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                (k) Expenses. Each Party will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne and shall not bear the Seller's costs and expenses (including any of their brokers' fees, legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

                (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                (m) Incorporation of Exhibits, Annexes and Schedules. The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                (n) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 7(o) below), in addition to any other remedy to which it may be entitled, at law or in equity.

                (o) Mediation/Arbitration. If a dispute arises out of or relates to this Agreement, or the breach thereof, the Buyer and the Seller shall negotiate in good faith to settle such dispute, controversy or claim within fifteen (15) calendar days of notice thereof. If the Buyer and the Seller are unable to resolve such dispute, controversy or claim arising out of this Agreement or the performance, breach or termination thereof within fifteen (15) calendar days, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be Denver, Colorado. The arbitration shall be conducted by a neutral arbitrator selected by mutual agreement of the Buyer and the Seller within ten days after notice by either party to the other requesting such arbitration. If the Buyer and the Seller fail to agree within ten days on the selection of the arbitrator, an arbitrator shall be promptly appointed by the American Arbitration Association. Prior to issuing a final arbitration award, the arbitrator shall provide the Buyer and the Seller with a preliminary ruling and allow the Buyer and the Seller a reasonable period (not to exceed five (5) business days) to respond in writing to the preliminary ruling. Judgment upon the arbitration award rendered may be entered in any court having jurisdiction. The prevailing party shall be entitled to all costs of arbitration including, but not limited to, reasonable attorneys' fees and out-of-pocket expenses. The Parties shall be entitled to discovery in the same manner as though the dispute was within the jurisdiction of the County Court, Denver, Colorado. Except as otherwise required by law (or by the fiduciary duties of the Buyer's directors), all information resulting from or otherwise pertaining to any dispute shall be nonpublic and handled by the Buyer, the Seller and their respective agents in such a way as to prevent the public disclosure of such information.

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                                       15

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on as of the date first above written.

BUYER                                       SELLER

VIASAT, INC., a Delaware corporation        WILDBLUE COMMUNICATIONS, INC.,
                                            a Delaware corporation

By: /s/ Gregory D. Monahan                  By: /s/ David M. Brown
   ------------------------------------        ---------------------------------
Name: Gregory D. Monahan                    Name: David M. Brown
Title: VP General Counsel and Secretary     Title: Vice President





                  [SIGNATURE PAGE TO UNIT PURCHASE AGREEMENT]